Exhibit 99.2

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.

Introduction to Pro Forma Condensed Consolidated Financial Statements

(UNAUDITED)

Effective May 11, 2005, Spectrum Sciences & Software Holdings Corp. (the “Company”) acquired all of the outstanding capital stock of Horne Engineering Services, Inc., (“Horne”) from its shareholders, Darryl K. Horne, Charlene M. Horne and Michael Megless (the Shareholders”), a corporation organized under the laws of Virginia, pursuant to an Agreement and Plan of merger (the “Merger Agreement”). Pursuant to the Merger Agreement, Horne was merged with and into Horne Acquisition LLC, a wholly owned subsidiary of the Company. The purchase price for the capital stock of Horne was $4.5 million in cash and 6.1 million unregistered shares of the Company’s common stock (the “Shares”). Additional shares of common stock could subsequently become issuable by the Company to the Shareholders to the extent that the average closing price of the Company’s common stock on the NASD OTC Bulletin Board, or other public securities market, for the trading days during the two month period ending on May 11, 2007 is less than $3.25 per share, subject to Horne (on a stand alone basis) meeting or exceeding 2005 gross revenues of $75 million with EBITDA (earnings before interest, tax, depreciation and amortization) of $3.25 million (the “2005 EBITDA”) and EBITDA of not less than $3.25 million in 2006.

Pursuant to an Amendment and Waiver Agreement entered into among the parties to the Merger Agreement on May 11, 2005 (the “Amendment”), the Company will hold back four million of the Shares payable to the Shareholders under the merger Agreement (the “Hold Back Shares”) pending receipt by the Company of certain third party consents relating to certain of Horne’s contracts (the “Required Consents”). The Amendment requires the Company to release three million of the Hold Back Shares to the Shareholders promptly upon receiving certain of the Required Consents, which are specified in the Amendment. To the extent that the 2005 EBITDA is less than $3.25 million (the “EBITDA Shortfall”), the Company will be entitled to recover any unreleased Hold Back Shares to the extent that the value of such Hold Back Shares, based on the closing price of the Company’s common stock on May 11, 2005, does not exceed three times the EBITDA Shortfall. Three million of the Hold Back Shares are treated as issued and outstanding due to managements’ certainty beyond a reasonable doubt of a favorable outcome for the Company in obtaining the Required Consents.

In connection with the Merger Agreement, the Company and the Shareholders entered into a Registration Rights Agreements, dated May 11, 2005 (the “Rights Agreement”), pursuant to which the Company agreed to prepare and file a registration statement pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), covering the resale from time to time of all of the shares of the Company’s common stock issued to the Shareholders pursuant to the Merger Agreement. The Company must prepare and file such registration statement upon the request of any of the Shareholders, which request may be made 180 days after the closing of the Merger Agreement, or earlier if the Company becomes eligible to register securities for reoffer and resale using a registration statement on Form S-3 or if Mr. Horne is terminated by the

Company without cause or by Mr. Horne for good reason, as described more fully in Mr. Horne’s employment agreement.

The accompanying unaudited pro forma condensed consolidated balance sheet as of March 31, 2005 gives effect to the acquisition of Horne as if the acquisition occurred on that date. The accompanying unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2004, and three months ended March 31, 2005, gives effect to the acquisition of Horne as if it occurred on the first day of the period presented.

The fiscal year end of Horne and the Company is December 31. The unaudited pro forma condensed consolidated balance sheet and consolidated statement of income for the year ended December 31, 2004 is derived from Horne’s audited financial statements as of and for the year ended December 31, 2004 and the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004.

The unaudited pro forma condensed consolidated financial information is provided for information purposes only and is not necessarily indicative of the results that would have occurred if the acquisition of Horne had occurred on the first day of each period presented. The unaudited pro forma condensed consolidated financial statements should not be construed as being representative of future operating results or financial position of the Company and should be read in conjunction with the:

. Accompanying Notes to the Unaudited Pro Forma Condensed Consolidated Financial Information;

. The Company’s historical consolidated financial statements and notes included in the Company’s annual report on Form 10-KSB for the fiscal year ended December 31, 2004;

. The Company’s historical consolidated financial statements and notes included in the Company’s quarterly report on 10QSB for the quarter ended March 31, 2005;

. Horne’s historical financial statements and notes for the fiscal year ended December 31, 2004 (included elsewhere in this 8-K/A filing);

. CEECO’s historical financial statements and notes filed in Form 8-K/A on May 13, 2005;

. M&M’s historical financial statements and notes filed in Form 8-K/A on April 19, 2005.

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF MARCH 2005

				Pro Forma
	Historical Spectrum	Historical Horne		Adjustments	Pro Forma Spectrum
ASSETS
Current assets
Cash and cash equivalents	$611,780	$840,880			$1,452,660
Short-term investments	15,223,262	—	( c)	(4,500,000)	10,723,262
Receivables	5,478,656	7,641,553			13,120,209
Due from stockholder	705,126	—			705,126
Inventories	536,687	—			536,687
Prepaid expenses	821,589	133,487			955,076
Due from joint venture of subsidiaries	469,086	—			469,086
Deferred tax assets	82,562	240,000			322,562

Total current assets	23,928,748	8,855,920		(4,500,000)	28,284,668
Property and equipment, net	5,066,583	437,055			5,503,638
Goodwill	1,589,425	—	(b)	12,215,124	13,804,549
Investment in joint venture	761,736	310,934			1,072,670
Other assets	23,071	79,589			102,660

TOTAL ASSETS	$31,369,563	$9,683,498		$7,715,124	$48,768,185

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,558,835	$4,540,755			$6,099,590
Due to stockholder	705,126	—			705,126
Accrued expenses	508,130	1,215,392			1,723,522
Current portion of due to related party	33,026	—			33,026
Deferred revenue	210,181	—			210,181
Deferred tax liability	124,899	213,340			338,239
Line of credit	—	1,524,051			1,524,051
Current portion of long-term debt	188,960	267,334			456,294
Other liabilities	—	587,705			587,705
Total current liabilities	3,329,157	8,348,577		—	11,677,734

Long-term liabilities:
Deferred rent	—	233,301			233,301
Long term debt, less current portion	355,988	43,044			399,032
Due to related party, less current portion	17,388	—			17,388
Deferred tax liability, less current portion	36,233	206,000			242,233

TOTAL LIABILITIES	3,738,766	8,830,922		—	12,569,688

Commitments and contingencies
Minority interest	20,081	—			20,081

Stockholders’ equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized; none-issued	—	—			—
Common stock, $0.0001 par value, 80,000,000	3,898	55	(a)	(55)	4,108
shares authorized, 44,072,200 issued and outstanding			( c)	210
Additional paid in capital	70,650,841	659,482	(a)	(659,482)	79,218,331
			( c)	8,567,490
Treasury stock, 417 shares at cost	—	(406,302)	(a)	406,302	—
Accumulated earnings (deficit)	(43,021,852)	599,341	(a)	(599,341)	(43,021,852)
Accumulated other comprehensive loss	(22,172)	—			(22,172)

Total Stockholder’s equity	27,610,716	852,576		7,715,124	36,178,416
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$31,369,563	$9,683,498		$7,715,124	$48,768,185

See accompanying notes to the unaudited proforma condensed financial statements

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THE YEAR ENDED DECEMBER 2004

	Historical	Historical M&M	Historical		Pro Forma	Pro Forma
	Spectrum	Engineering	CEECO	Historical Horne	Adjustments	Spectrum
Revenues	$11,133,748	$22,327,664	$1,631,706	$25,799,781	$—	$60,892,899
Cost of Revenues	11,187,641	18,767,735	910,902	16,665,631	—	47,531,909
Gross Profit (Loss)	(53,893)	3,559,929	720,804	9,134,150	—	13,360,990
Operating Expenses	40,564,140	4,427,828	380,399	7,575,634	—	52,948,001
Income (Loss) from operations	(40,618,033)	(867,899)	340,405	1,558,516	—	(39,587,011)
Other income (expense)	289,690	—	2,547	(259,455)		32,782

Net income (loss) before income taxes/benefit & minority interest	(40,328,343)	(867,899)	342,952	1,299,061	—	(39,554,229)
Income/Tax benefit / (expense)	21,296	(22,336)	—	(462,115)	—	(463,155)

Net Income (loss) before minority interest	(40,307,047)	(890,235)	342,952	836,946	—	(40,017,384)

Minority interest	—	7,661	—	—		7,661
Net Income (loss)	(40,307,047)	(897,896)	342,952	836,946	—	(40,025,045)
Unrealized loss on available for sale	822	—	—	—	—	822

securities
Total comprehensive income (loss)	($40,306,225)	($897,896)	342,952	$836,946	—	($40,024,223)

Weighted average common shares
outstanding:
Basic and diluted	33,616,188				5,100,000	38,716,188

Earnings (Loss) per share:
Basic and diluted	$(1.20)					$(1.03)

See accompanying notes to the unaudited proforma condensed financial statements

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
FOR THREE MONTHS ENDED MARCH 2005

			Pro Forma
	Historical Spectrum	Historical Horne	Adjustments	Pro Forma Spectrum
Revenues	$2,542,610	$21,372,741	$—	$23,915,351
Cost of Revenues	2,148,136	18,991,205	—	21,139,341
Gross Profit	394,474	2,381,536	—	2,776,010
Operating Expenses	2,293,195	2,040,061	—	4,333,256
Income (Loss) from operations	(1,898,721)	341,475	—	(1,557,246)
Other income (expense)	174,105	(19,650)		154,455

Net income (loss) before income taxes/benefit & minority interest	(1,724,616)	321,825	—	(1,402,791)
Income tax expense	—	(128,730)	—	(128,730)

Net Income (loss) before minority interest	(1,724,616)	193,095	—	(1,531,521)

Minority interest	(20,081)			(20,081)
Net Income (loss)	(1,744,697)	193,095	—	(1,551,602)
Unrealized loss on available for sale	(22,994)			(22,994)

securities
Total comprehensive income(loss)	($1,767,691)	$193,095	—	($1,574,596)

Weighted average common shares
outstanding:
Basic and diluted	38,971,508		5,100,000	44,071,508

Earnings (Loss) per share:
Basic and diluted	$(0.05)			$(0.04)

See accompanying notes to the unaudited proforma condensed financial statements

SPECTRUM SCIENCES & SOFTWARE HOLDINGS CORP.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

The unaudited pro forma condensed consolidated balance sheet and consolidated statement of income as of and for the three months ended March 31, 2005 is derived from Horne’s unaudited financial statements as of and for the quarter ended March 31, 2005 and the Company’s unaudited consolidated financial statements as of and for the quarter ended March 31, 2005. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2004 is derived from Horne’s audited financial statements as of and for the year ended December 31, 2004 and the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004, CEECO’s audited financial statements as of and for the year ended December 31, 2004 and M&M Engineering unaudited financial statements as of and for the year ended December 31, 2004.

1. Pro forma adjustments were made to the unaudited pro forma condensed consolidated balance sheet to (a) eliminate historical Horne equity accounts, (b) record goodwill, and (c) record payment of cash and issuance of stock for acquisition.